UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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PROXY STATEMENT PURSUANT TO SECTION 14(a)
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IPC HOLDINGS, LTD.

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VALIDUS HOLDINGS, LTD.
VALIDUS LTD.

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Investor Presentation May 29, 2009

Cautionary Note Regarding Forward-Looking Statements Cautionary Note Regarding Forward-Looking Statements: This presentation may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into and to consummate the proposed acquisition on the terms set forth in the improved Validus amalgamation offer; 2) uncertainty as to the actual premium that will be realized by IPC shareholders in connection with the proposed acquisition; 3) uncertainty as to the long-term value of Validus common shares; 4) unpredictability and severity of catastrophic events; 5) rating agency actions; 6) adequacy of Validus' or IPC's risk management and loss limitation methods; 7) cyclicality of demand and pricing in the insurance and reinsurance markets; 8) Validus' limited operating history; 9) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 10) adequacy of Validus' or IPC's loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition; 14) potential loss of business from one or more major insurance or reinsurance brokers; 15) Validus' or IPC's ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 16) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 17) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 18) the effect on Validus' or IPC's investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 19) acts of terrorism or outbreak of war; 20) availability of reinsurance and retrocessional coverage; 21) failure to realize the anticipated benefits of the proposed acquisition, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 22) the outcome of litigation arising from the Validus Offer for IPC, as well as management's response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC's most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the Securities and Exchange Commission ("SEC"). Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. No rating agency (A.M. Best, Moody's, or Standard & Poor's) has specifically approved or disapproved or otherwise taken definitive action on the potential transaction.

Non-GAAP Financial Measures and Proposed Acquisition In presenting Validus' results, management has included and discussed certain schedules containing net operating income (loss), annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, and annualized net operating return on average equity is presented to the left. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Additional Information about the Proposed Acquisition and Where to Find It: This presentation relates to the Exchange Offer by Validus to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.00 in cash. This presentation is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the "Exchange Offer Documents") that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents. This presentation is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC's shareholders in connection with the proposed acquisition. Validus has sent a definitive proxy statement to IPC shareholders seeking proxies to oppose the issuance of IPC shares in connection with the amalgamation agreement between IPC and Max (the "Opposition Proxy Statement"). Validus has also sent a definitive proxy statement to its shareholders seeking proxies to approve the issuance of Validus voting common shares in connection with the proposed transaction between IPC and Validus (the "Validus Share Issuance Proxy Statement"). In addition, Validus has filed preliminary proxy statements with the SEC in connection with the Scheme of Arrangement (the "Scheme of Arrangement Proxy Statements"). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE OPPOSITION PROXY STATEMENT, THE VALIDUS SHARE ISSUANCE PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC's website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000. Participants in the Solicitation: Validus and certain of its executive officers are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus' executive officers is available in Validus' proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.

Market Value is the Criteria on Which to Judge a Transaction The Validus offer provides IPC shareholders with $30.14 of consideration based on May 15, 2009 share prices1 Represents a premium of 13.2% to IPC's closing share price as of that date Shareholders of any company receive market value for their shares upon selling, not book value Max and IPC both trade at a discount to book value and have done so for a meaningful period of time Max's market value has historically fluctuated dramatically relative to its book value, providing no assurance that its multiple will expand over time Max's 10.6% decline in diluted book value per share in 2008 and a further 2.1% decline in Q1 20092 illustrate Max's inability to grow book value over time Validus grew diluted book value per share by 2.4% in 2008 and a further 4.4% in Q1 20092 1 The last trading day prior to the announcement of the increased Validus offer 2 Source: SEC filings and other public disclosures; includes accumulated dividends Max is asking IPC shareholders to rely on speculative "multiple expansion" as the primary means to realize value

Validus Has a History of Growing Book Value Faster than Max Source: SEC filings and other public disclosures, SNL Financial 1 2005-Q109 CAGR of Diluted BVPS, including accumulated dividends 2 Max's 2005 and 2006 Diluted BVPS figures are calculated using the treasury stock method and 2007, 2008 and 2009 figures are from SEC filings and other public disclosures CAGR: 13.6% 1 Evolution in Diluted Book Value Per Share Plus Accumulated Dividends CAGR: 7.4% 1 2

ROE is a Major Determinant of Price to Book Multiple 1 Companies shown include Allied World Assurance (AWH), Arch Capital (ACGL), Aspen Insurance (AHL), Axis Capital (AXS), Endurance Specialty (ENH), Everest Re (RE), Flagstone Re (FSR) , IPC (IPCR), Max Capital (MXGL), Montpelier Re (MRH), PartnerRe (PRE), Platinum (PTP), RenaissanceRe (RNR), Transatlantic (TRH), Validus (VR) and XL Capital (XL) Source: SNL Financial and FactSet; as of 5/27/09 We believe Validus trades at a higher price to book multiple because of its industry-leading ROE; Max and IPC trade lower on the same basis Peer Group Price to Diluted Book Multiple vs. 2009E ROE 1

Max / IPC Are Relying on Outdated, Misleading Book Value Figures While Validus continues to believe shareholders should evaluate the transaction based on market values, the fact is that Max and Validus deliver very similar book value per IPC share when up-to-date financials are used and GAAP purchase accounting adjustments are made. Any differential may be eliminated by June 30th Max / IPC's May 27th Investor Presentation presents book value in a misleading manner, inconsistent with IPC's own Schedule 14D-9 filed with the SEC on May 21st Uses outdated December 31, 2008 financial data, which ignores the fact that Validus grew diluted book value per share in the first quarter of 2009 while Max and IPC did not Max excludes purchase accounting adjustments required by GAAP 18.6% Differential 2.3% Differential Diluted Book Value Per IPC Share

Validus Has a Superior Record of Underwriting Performance Historically, Max's Results Have Been Driven by Alternative Investments and Lack of Underwriting Profit Comprehensive Income Per Share Contribution 2006 2007 2008 VR: $3.12 VR: $5.94 VR: $0.51 MXGL: $3.01 MXGL: $4.77 MXGL: $(3.54) Validus Max Max's income has historically depended on hedge fund returns Source: Validus and Max Form 10-Ks for fiscal year ended December 31, 2008

A Validus / IPC Combination Has a Clear Strategic Rationale

Strategic Advantages of a Large Capital Base

- **Reinsurance industry capital and capacity has been materially depleted**
  - U.S. Statutory surplus was down 11%, or ~$60 billion in 2008[1]
- **Limited access to replacement capital and new capacity**
  - Disrupted capital markets and depressed valuations mean reloading by incumbents is difficult/expensive
  - Hedge fund issues limiting collateralized capacity and sidecar activity
  - Cat bond market is less of a competitive threat
  - Further challenges in new company formations
- **Demand for reinsurance is increasing**
  - Primary companies facing capital depletion with constricted capital alternatives
  - Need to manage risk leaves reinsurance as one of the few capital alternatives available

Validus / IPC Market Opportunities

- **Stronger relationships with major reinsurance intermediaries**
  - Following recent acquisitions, top two brokers hold 70% market share[2]
  - Increased opportunities for Validus / IPC as lead / quoting market
  - Opportunity for differentiated price or "special layer" in property catastrophe lines
- **Highly public asset quality issues leading buyers to rethink counterparty risk**
  - Validus / IPC becomes "go-to" market capitalizing on dislocation
- **Opportunity to expand into longer-tail lines if/when market conditions warrant**

[1] *Source: A.M. Best Company*
[2] *Source: Business Insurance*

8

VALIDUS

The Validus Offer Creates a Larger, Better-Capitalized Company A Pro Forma Comparison of 12/31/08 Shareholders' Equity Source: SEC filings and other public disclosures; pro forma for Max / IPC is as per Max / IPC Form DEFM14A filed 5/7/09 "...greater size and scale enhances valuation and ratings profile" - Max / IPC Presentation dated May 27, 2009 Validus / IPC Results in 19% More Shareholders' Equity Than Max / IPC $ in Billions

Validus Offers IPC Quality Diversification Significantly less catastrophe weighting than IPC stand-alone Higher participation in profitable lines than Max can offer Each of Validus and Max offer ~$1 billion of property and casualty gross premiums excluding Validus property cat Major lines for Validus: non-cat property, marine, war and terrorism Major lines for Max: professional liability, excess liability, agriculture, medical malpractice Proven Validus track record of profitable diversification Superior accident year combined ratio than Max in 2008 despite greater than $50 billion in global catastrophe losses Comparison of 2008 Combined Ratios 2007 Diversification Transactions Source: Max and Validus 2008 Form 10-Ks for fiscal years ended December 31, 2008 $ in Millions

Validus / IPC Would be Diversified / Majority Non-Cat Note: Based on 2008 GPW except ACGL which is NPW Source: SEC filings and other public disclosures

The Value of Diversification A.M. Best, one of the foremost credit rating agencies for insurance companies, specifically addresses the value of diversification via a "Diversification Credit" in its BCAR ratings methodology "The diversification factor reflects the reduction in overall premium risk within a well-diversified book of business" "The final required premium charge is multiplied by a factor of (0.70 plus 0.30 times % premium in the largest line of business)" Illustrative A.M. Best Diversification Credit Calculation Source: A.M. Best "Understanding BCAR" dated 1/20/09, SEC filings and other public disclosures

We believe the IPC Board has abdicated its fiduciary duties and continues to try to raise false impediments to Validus providing its superior offer to IPC shareholders The Max / IPC Transaction Reflects Poor Governance Flawed "strategic process" leading up to signing the transaction Specifically excluded a number of parties which might have offered superior value Onerous deal-protection mechanisms with no fiduciary exception restricting ability of competing bidders to emerge "No talk" provision in which IPC cannot communicate with any counterparty prior to termination "Force the vote" provision in which neither party can terminate other than for specific reasons prior to negative shareholder vote $50 million termination fee (5.2% of agreed transaction value1) - far in excess of customary amounts Hiding behind "merger of equals" label when in reality IPC is selling itself to Max, as illustrated by pro forma company name and management composition IPC's Board continues to try to raise false obstacles to prevent IPC shareholders from receiving the superior economics of the Validus offer Hiding behind 10% "registered holder" limitation despite fact that no registration of transfer is necessary Raising other dubious legal arguments to thwart the will of 90%+ of IPC shareholders If IPC shareholders vote no, it seems unconscionable for IPC's Board to refuse to even discuss with Validus 1 $959 million transaction value for Max Capital as per Bloomberg as of 5/7/09

The IPC Board's Claims of Max Deal or No Deal Are Irresponsible Claims by Max / IPC that shareholders' choice is to "Vote to Approve Max Merger or NO transaction" are reckless and self-serving IPC's Board is irresponsibly threatening IPC shareholders by stating their choice is to "Vote to Approve Max Merger or NO transaction" The Validus offer is binding and delivers a premium for IPC shares The Validus offer can close in a timely manner If IPC shareholders reject the Max transaction, it would be unconscionable for IPC's Board to refuse to engage in discussions with Validus regarding a transaction IPC has acknowledged that its mono-line catastrophe model is not viable IPC's CEO is retiring on June 30th IPC conducted a thorough review of its alternatives (including run-off, which implicitly acknowledges the company was questioning its future existence), albeit excluding Validus from that process Not entertaining the Validus offer after a no-vote on Max / IPC would be ignoring the will of IPC's shareholders

Max / IPC's May 27th Presentation Is Rife with Misrepresentations Uses OUTDATED December 31 financial information and EXCLUDES GAAP adjustments to pro forma company analysis FALSELY claims Max has superior historical risk management, despite significant 2008 loss INCORRECTLY claims Validus is a mono-line company, despite the fact that it has two segments and meaningful diversification MISCHARACTERIZES Max's risky alternative investments exposure by ignoring their exposure as a percentage of equity (i.e. investment leverage) SELECTIVELY chooses peer company comparisons, excluding companies that Max considered peers in its own 2008 Form 10-K/A CD&A FALSELY claims greater commitment to IPC's business than Validus, despite prior statements that it will cut back IPC's business post-closing Raises FALSE obstacles to Validus' transaction, such as extraneous IPC bye-law provisions

Validus Has a Clear Path to Completion Vote AGAINST the proposed Max / IPC transaction IPC can then take one of the following actions: Sign the binding Validus Amalgamation Agreement already delivered to IPC Recommend the Validus Exchange Offer, which can close in late-June If IPC does not take one of the actions above, Validus will proceed with its Scheme of Arrangement in the Bermuda supreme court, which allows IPC shareholders to take matters into their own hands and bypass the IPC Board with a closing in July 2009 Regardless of whether the IPC Board cooperates, Validus has a clear path to completing the transaction

Appendix

Comparable Company Analysis Source: SNL Financial and FactSet as of 5/27/09 1 2009 IBES mean estimate 2As of 3/31/09

Reconciliation of Validus Operating Income (expressed in thousands of U.S. dollars, except share amounts)

Reconciliation of Validus Book Value (expressed in thousands of U.S. dollars, except share amounts)